UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CRESCENT REAL ESTATE EQUITIES COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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(1)	Title of each class of securities to which transaction applies:

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CRESCENT ANNOUNCES FILING OF DEFINITIVE PROXY MATERIALS
FORT WORTH, TEXAS, June 27, 2007—Crescent Real Estate Equities Company (NYSE:CEI) today announced that it has filed definitive proxy materials with the Securities and Exchange Commission related to the proposed acquisition of Crescent by Morgan Stanley Real Estate for $22.80 per share in cash. The company will begin mailing the definitive proxy materials to its shareholders on or about June 28th.
Crescent shareholders of record as of the close of trading on June 22nd will be eligible to vote on the proposed transaction at a special meeting of shareholders, which will be held at 10:00 a.m., Central Daylight Saving Time on August 1, 2007 at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas.
The Company’s trust managers, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in favor of the proposed transaction. Information about the Company and its trust managers and executive officers, their ownership of the Company’s securities, and the interests of those persons is included in the proxy statement. Shareholders of the Company are urged to read the proxy statement, because it contains important information. Shareholders can obtain a copy of the proxy statement as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). In addition, copies of the proxy statement can be obtained, without charge, by directing a request to the Company via the telephone numbers listed below.
ABOUT THE COMPANY
Crescent Real Estate Equities Company (NYSE: CEI) is a real estate investment trust headquartered in Fort Worth, Texas. Through its subsidiaries and joint ventures, Crescent owns and manages a portfolio of 68 premier office buildings totaling 27 million square feet located in select markets across the United States with major concentrations in Dallas, Houston, Denver, Miami, and Las Vegas. Crescent also holds investments in resort residential developments in locations such as Scottsdale, AZ, Vail Valley, CO, and Lake Tahoe, CA; and in the wellness lifestyle leader, Canyon Ranch®. For more information, visit Crescent’s Web site at www.crescent.com.
FOR MORE INFORMATION
Jane E. Mody, Managing Director and Chief Financial Officer, (817) 321-1086
Jeremy C. Sweek, Investor & Media Relations Senior Manager, (817) 321-1464
Alyson D’Ambrisi, Media Relations, Morgan Stanley +44 207 425 2431